Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement No. 333-155249 of Newfield Exploration Company on Form S-8, of our report dated March 28, 2013, relating to the statements of financial condition as of December 31, 2012 and 2011 and the statements of income and changes in plan equity for the years ended December 31, 2012, 2011 and 2010 of the Newfield Exploration Company Deferred Compensation Plan.

/s/ McConnell & Jones LLP
Houston, Texas
March 28, 2013

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